Exhibit 99.1

FOR FURTHER INFORMATION:

AT ABERNATHY MACGREGOR

Claire Walsh

(General info)

(212) 371-5999

FOR IMMEDIATE RELEASE

December 8, 2020

NN, Inc. Announces Changes to Board of Directors

Charlotte, N.C., December 8, 2020 – NN, Inc., (NASDAQ: NNBR) a diversified industrial company, today announced that Jeri Harman has been named Board Chairman, effective January 4, 2021. She will succeed Robert Brunner, who will continue to serve on NN’s Board as a Director.

Mr. Brunner commented, “NN’s recently completed strategic transformation has enabled the Company to begin a new stage as a financially strengthened organization, better positioned to compete globally in industrials end markets. I look forward to continuing to support NN through this next phase of growth as a Director, and I am confident that under Jeri and the management team’s leadership, NN will further advance its strategic growth plans and create long-term value for all stakeholders.”

Warren Veltman, President & Chief Executive Officer, added, “Over the past three years as Chairman, Bob has been instrumental as we implemented our strategic transformation, and I am looking forward to continuing to work alongside him in the Director capacity. As the Company continues to build upon the progress made, Jeri’s leadership and deep financial knowledge will be invaluable as we continue our efforts to best position the Company for success.”

Ms. Harman was appointed to the NN Board of Directors in February 2019, bringing extensive capital markets knowledge and more than 30 years of financing experience to her role. Her strategic insights and financial expertise helped guide NN throughout the strategic review process, which culminated in the Company’s sale of its Life Sciences division in October. Ms. Harman is Founder & Chairman of Avante Capital Partners, a women and minority-owned private credit and structured equity fund. She has served on numerous boards over her career, and in addition to her role on NN’s Board, currently serves on the board of Engineered Performance Technologies, a consumer-focused automotive aftermarket performance products company.

Ms. Harman commented, “I am honored to be appointed Chairman of NN’s Board. Bob’s leadership has been influential in creating the more nimble and focused organization that NN is today, and I look forward to continuing to work closely with him, the Board and NN leadership to continue building on our collective efforts to strengthen NN’s position as a leading diversified industrial company.”

In addition, the Company announced that Directors David Floyd and Steven Warshaw will be stepping down from NN’s Board of Directors. Mr. Floyd, a member of the Board since 2016, will retire from the Board effective January 4, 2021. Mr. Warshaw, a member of the Board since 1997, will retire from the Board and not seek reelection at the 2021 Annual Stockholders Meeting. Effective January 4, 2021, Raynard Benvenuti will serve as Chair of the Compensation Committee and Christina Carroll will serve as Chair of the Governance Committee. Mr. Benvenuti and Ms. Carroll will continue to serve as members of the Audit Committee.

Mr. Brunner continued, “We want to thank both David and Steven for their service to NN’s Board of Directors. David’s deep knowledge of the medical technology industry was instrumental as we built out the Life Sciences business over the last several years, culminating in the sale of the business this past October. Steven’s trusted guidance over two decades and his collective contributions have made a significant and lasting impact on NN.”

The Board of Directors has established a search committee that will initiate a process to replace both Director seats.

NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 30 facilities in North America, Europe, South America, and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, the impacts of the coronavirus (COVID-19) pandemic on the Company’s financial condition, business operations and liquidity, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and when filed, the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2020. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.